Exhibit 10.40
HF SINCLAIR CORPORATION
AMENDED AND RESTATED 2020 LONG TERM INCENTIVE PLAN
NOTICE OF GRANT OF RESTRICTED STOCK UNITS
(Non-Employee Director Award)
Pursuant to the terms and conditions of the HF Sinclair Corporation Amended and Restated 2020 Long Term Incentive Plan (the “Plan”), and the associated Restricted Stock Unit Agreement (Non-Employee Director Award) which has been made separately available to you (the “Agreement”), you are hereby granted an award to receive the number of Restricted Stock Units (“RSUs”) set forth below, whereby each RSU represents the right to receive one Share, plus rights to certain dividend equivalents described in Section 3 of the Agreement, under the terms and conditions set forth below, in the Agreement, and in the Plan. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan or the Agreement. You may obtain a copy of the Plan and a copy of the prospectus related to the Plan by following the instructions attached as Appendix A. Additionally, you may request a copy of the Plan or the prospectus by contacting Cara Whitesel at Cara.Whitesel@hfsinclair.com or 214.954.6530.

Grantee:	______________________
Date of Grant:	________________ ___, 2023 (“Date of Grant”)
Number of Restricted Stock Units:	______________________
Vesting Schedule:	The RSUs granted pursuant to the Agreement will become vested and be nonforfeitable as of December 1, 2024; provided, that, you continue to serve as a member of the Board to such date. Shares will be issued with respect to the RSUs as set forth in Section 6 of the Agreement (which Shares when issued will be transferable and nonforfeitable). All of the RSUs awarded to you pursuant to this Notice of Grant of Restricted Stock Units shall become fully vested upon (a) your death, (b) your Retirement in 2024, (c) your Disability, or (d) the occurrence of a Change in Control, provided you are then serving as a member of the Board immediately prior to the Change in Control.

The Shares you receive upon settlement will be taxable to you in an amount equal to the closing price of the Shares on the date of settlement (or, if such date is not a business day, the first business day thereafter if the vesting date above falls on a weekend). By receipt of the RSUs you acknowledge and agree that (a) you are not relying on any written or oral statement or representation by the Company, its affiliates, or any of their respective employees, directors, officers, attorneys or agents (collectively, the “Company Parties”) regarding the tax effects associated with this Notice of Grant of Restricted Stock Units and the Agreement and your receipt, holding and vesting of the RSUs, (b) in accepting the RSUs you are relying on your own judgment and the judgment of the professionals of your choice with whom you have consulted, and (c) a copy of the Agreement and the Plan has been made available to you. In addition, you consent to receive documents from the Company and any plan administrator by means of electronic delivery, provided that such delivery complies with applicable law, including, without limitation, documents pursuant or relating to any equity award granted to you under the Plan or any other current or future equity or other benefit plan of the Company (the “Company’s Equity Plans”). This consent shall be effective for the entire time that you are a participant in a Company Equity Plan. By receiving the RSUs you hereby release, acquit and forever discharge the Company Parties from all actions, causes of actions, suits, debts, obligations, liabilities,

Exhibit 10.40

claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with this Notice of Grant of Restricted Stock Unit and the Agreement and your receipt, holding and the vesting of the RSUs. By asserting any rights with respect to, or accepting any payments under, the Plan and the Agreement, you will be deemed to have understood and agreed to the terms and conditions of the Plan and the Agreement.

HF Sinclair Corporation

__________________________________________
Tim Go, Chief Executive Officer and President

Exhibit 10.40
Appendix A

    A-1